Exhibit 32




         Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

                                                                  August 6, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of Cable TV Fund 12-D, Ltd. (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Brian L. Roberts, the Chief Executive Officer, Lawrence S. Smith, the Co-Chief Financial Officer and John R. Alchin, the Co-Chief Financial Officer of Cable TV Fund 12-D, Ltd., each certifies that, to the best of his knowledge:

          1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

          2.   the information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of Cable TV Fund 12-D, Ltd.





                                        /s/ BRIAN L. ROBERTS
                                        --------------------------------------
                                        Name: Brian L. Roberts
                                        Chief Executive Officer

                                        /s/ LAWRENCE S. SMITH
                                        --------------------------------------
                                        Name: Lawrence S. Smith
                                        Co-Chief Financial Officer

                                        /s/ JOHN R. ALCHIN
                                        --------------------------------------
                                        Name: John R. Alchin
                                        Co-Chief Financial Officer